 Exhibit 10.01

LEASE TERMINATION AGREEMENT

Reference is made to the Lease between Memphis, Ltd. (“Landlord”) and The Sagemark Companies Ltd. (“Tenant”) dated February 21, 2003, as amended by letter between Landlord and Tenant dated February 21, 2003 (the “Lease”) and the Sublease Agreement between Landlord and Tenant dated February 24, 2003 (the “Sublease”).

Landlord and Tenant hereby agree that the Lease and the Sublease are no longer in force or effect, having expired on February 28, 2008. Subsequent to February 28, 2008, Tenant (and its Sublessee) were tenants at will as of and through July 1, 2008.

Accordingly, neither Landlord nor Tenant have any further rights or obligations under the Lease or the Sublease. Hialeah P.E.T. Management, LLC, as Sublessee under the Sublease, by virtue of its execution of this instrument, hereby confirms same.

The parties hereto have executed this Lease Termination as of this 25th day of July, 2008.

WITNESS:	MEMPHIS, LTD.

/s/ Carlos Gonzalez	By: /s/ Alberto Eiber

Carlos Golzalez	Alberto Eiber, MD
Print Name	Print Name and Title

WITNESS:	THE SAGEMARK COMPANIES LTD.

/s/ Gerald Peters	By: /s/ George W. Mahoney
George W. Mahoney, President
Gerald Peters
Print Name

WITNESS:	HIALEAH P.E.T. MANAGEMENT, LLC

/s/ Gerald Peters	By: /s/ George W. Mahoney
George W. Mahoney, Manager
Gerald Peters
Print Name